CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



         As independent public accountants, we hereby consent to the incorporation by reference in this Post Effective Amendment No. 50 Form N-1A filing of The Victory Portfolios of our aduitors' reports on the financial statements of Gradison Cash Reserves Fund dated October 23, 1998 and Gradison Established Value Fund dated May 6, 1998 and to all references to our Firm included in or made a part of this Post Effective Amendment No. 50 Form N-1A.



                                   /s/ ARTHUR ANDERSEN LLP



Cincinnati, Ohio,
March 30, 1999